Exhibit 10.9

EQUIPMENT LOAN AND SECURITY AGREEMENT
THIS EQUIPMENT LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of September 19, 2018 (the “Closing Date”), by and between the party or parties hereto signing as a lender (each, a “Lender” and collectively, the “Lenders”), OCEAN II PLO, LLC, a California limited liability company, as collateral agent for the Lenders (in such capacity, “Collateral Agent”), and as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and BEYOND MEAT, INC., a Delaware corporation (“Borrower”).
RECITALS
Borrower wishes to borrow money from time to time from Lenders and Lenders desires to lend money to Borrower. This Agreement sets forth the terms on which Lenders will lend to Borrower and Borrower will repay the loan to Lenders.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, parties agree as follows:
1.    DEFINITIONS AND CONSTRUCTION
1.1.    Definitions. As used in this Agreement, the following terms shall have the following:
“Advance” means each extension of credit by a Lender to Borrower under this Agreement.
“Advance Amount” has the meaning given to such term in Section 6.13(b).
“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly thirty percent (30%) or more of the outstanding stock of such Person, any Person that controls or is controlled by or is under common control with such Person or any Affiliate of such Person or each of such Person’s senior executive officers, directors, members or partners.
“Agent” means either Administrative Agent or Collateral Agent, and “Agents” means both Administrative Agent and Collateral Agent.
“Amortization Date” means June 30, 2019, provided however, if the First Interest Only Extension Conditions occur, then “Amortization Date” shall mean December 31, 2019, provided further, if the Second Interest Only Extension Conditions occur, then “Amortization Date” shall mean December 31, 2020.
“Approved Budget” shall have the meaning given to such term in Section 6.3.
“Basic Rate” means for any day, a per annum rate of interest equal to Six and One Quarter percent (6.25%) plus the Prime Rate then in effect.
“Board” means Borrower’s board of directors.
“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or data storage, and the related devices and equipment, containing such information.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized to close under the laws of, or are in fact closed in, California.

Equipment Loan and Security Agreement – Beyond Meat

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Silicon Valley Bank certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
“Closing Date” has the meaning given to such term in preamble to this Agreement.
“Code” means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time, provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means the property described on Exhibit A attached hereto.
“Commitment” means (a) with respect to all Lenders, $5,000,000, provided however, that upon Borrower’s request to increase the Commitment by an additional $5,000,000 and Required Lenders’ written approval of such request to increase, which approval may be withheld in Required Lenders’ sole discretion, the “Commitment” shall mean $10,000,000, and (b) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto.
“Commitment Termination Date” means noon Pacific Time, December 31, 2018.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Lender in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Control Agreement” means an agreement, the terms of which are reasonably satisfactory to Agent, which is executed by Agent, Borrower and the applicable financial institution and/or securities/investment intermediary, and which perfect’s Agent’s security interest on behalf of the Lenders in Borrower’s accounts maintained at such financial institution or securities/investment intermediary.

Equipment Loan and Security Agreement – Beyond Meat

“Convertible Notes” means short term unsecured subordinated Indebtedness in connection with a bona fide equity investment in Borrower, provided such subordinated convertible Indebtedness is subordinated to the Obligations and is subject to a subordination agreement in form and substance reasonably satisfactory to Agent and such Indebtedness by its terms is convertible into equity securities of the Borrower.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof.
“Current Financial Statements” has the meaning given to such term in Section 5.9.
“Customer” means a Person that purchases Borrower’s products in the ordinary course of business that is not an Affiliate of Borrower or any of its Subsidiaries.
“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.
“Default Rate” means the per annum rate of interest equal to (i) the then applicable Basic Rate of interest, plus (ii) 5% per annum.
“Deposit Account” means any “deposit account” as defined in the Code.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is one year and one day following the last possible Term Loan Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time on or prior to the date that is one year and one day following the Maturity Date.
“Equipment Collateral” has the meaning given to such term in Section 2.2(a).
“Equity Interests” mean “shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, convertible debt or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest, provided that in the case of any convertible debt, such convertible debt shall be required to be Subordinated Debt.
“Equity Round” means any transaction in which Borrower shall issue and sell Equity Interests after the Closing Date for total gross consideration of at least $10,000,000, excluding issuances of Equity Interests to employees, directors and consultants pursuant to a stockholder approved stock option or equity incentive plan.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) under common control with the Borrower or any of its Affiliates within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“Event of Default” has the meaning given to such term in Section 8.

Equipment Loan and Security Agreement – Beyond Meat

“Exchange Act” is the Securities Exchange Act of 1934, as amended.
“Excluded Taxes” has the meaning given to such term in Section 2.7(d).
“Facility Fee” has the meaning given to such term in Section 2.5(a).
“FATCA” has the meaning given to such term in Section 2.7(d).
“Final Payment Fee” has the meaning given to such term in Section 2.5(e).
“First Interest Only Extension Conditions” means (i) no Event of Default shall have occurred and be continuing as of June 30, 2019, (ii) Net Revenue for fiscal 2018 is at least $60,000,000, (ii) Gross Profit for fiscal 2018 is at least $12,300,000, with evidence thereof reasonably acceptable to Collateral Agent having been provided to Collateral Agent not later than July 31, 2019.
“Funding Date” means any date on which an Advance is made to or on account of Borrower under this Agreement.
“GAAP” means, as of any date of determination, generally accepted accounting principles as then in effect in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.
“Governmental Authority” means (a) any United States federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other similar non-governmental authority to whose jurisdiction that Person has consented.
“Gross Profit” means Gross Revenue minus Borrower’s cost of sales (excluding equity- based compensation), and shall be calculated in the same manner as gross margin is calculated in the Current Financial Statements.
“Gross Margin Percentage” means Gross Profit divided by Gross Revenue.
“Gross Revenue” means all of Borrower’s revenue derived from sales to customers in the ordinary course of Borrower’s business, determined in compliance with GAAP.
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including interest whether charged at the Basic Rate or otherwise) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, including any earn-out obligations, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not more than 3 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person including indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of

Equipment Loan and Security Agreement – Beyond Meat

such Person in respect of bankers’ acceptances, (k) obligations in respect of Disqualified Stock, and (l) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise. The amount of any Indebtedness of any Person in respect of a Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement had terminated at the end of such fiscal quarter. In making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined, in each case to the extent that such agreement is legally enforceable in Insolvency Proceedings against the applicable counterparty thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.
“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law (domestic or foreign), including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Insolvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is greater than all of such Person’s assets, (b) such Person is engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has incurred, or reasonably believes that it will incur, debts beyond its ability to pay such debts as they generally become due (whether at maturity or otherwise), or (d) such Person is not “solvent” or is “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances.
“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following: domain names; Copyrights, Trademarks and Patents (including registrations and applications therefore prior to granting, and whether or not filed, recorded or issued); all trade secrets and related rights, including without limitation rights to unpatented inventions, know-how and manuals; all design rights; claims for damages by way of past, present and future infringement of any of the rights included above; all amendments, renewals and extensions of any Copyrights, Trademarks or Patents.
“Investment” means any beneficial equity ownership in any Person (including stock, partnership interest or other securities), or any loan, advance or capital contribution to any Person.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Inventory” means “inventory” as defined in the Code, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.
“IPO” has the meaning given to such term in Section 6.13(b).
“Joinder Agreement” means the agreement substantially in the form of Exhibit F hereto.
“Key Person” is Borrower’s Chief Executive Officer, who is Ethan Brown as of the Closing

Equipment Loan and Security Agreement – Beyond Meat

“Landlord Subordination and Access Agreement” means an agreement between Borrower’s landlord(s) and Agent that provides Agent access to the premises that Borrower leases from such landlord.
“Lender Expenses” means all reasonable and reasonably documented out-of-pocket costs or expenses (including reasonable attorneys’ fees and expenses) incurred by Agent or any Lender in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees incurred by Agent; and Agent and Lender’s reasonable documented out-of-pocket attorneys’ fees and expenses incurred in maintaining, amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
“Lien” means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.
“Liquidation Event” means any of the following: (i) a merger of Borrower with another entity pursuant to which Borrower is not the surviving entity; or (ii) the sale of all or substantially all of Borrower’s assets; or (iii) a sale or other disposition of the equity securities or interests of Borrower by Borrower or the equity holders of Borrower as of the Closing Date (other than sales or dispositions to Affiliates of such equity holders), which results in such equity holders owning less than 50% of the voting equity securities or interests of Borrower immediately following such transaction (other than through the sale of Borrower’s equity securities in the IPO).
“Loan Documents” means, collectively, this Agreement, the Perfection Certificate, each Note, each Joinder Agreement, each Notice of Borrowing, the Control Agreement(s), the Landlord Subordination and Access Agreement, the Notice and Access Agreement, any Subordination Agreement and all other documents, instruments and agreements entered into between Borrower and/or Agent and Lenders in connection with this Agreement, all as amended or extended from time to time; provided that the Loan Documents shall not include any stock purchase agreement, options, or other warrants or similar equity instruments to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, unit, or equity security issued to or purchased by any Lender or its nominee or assignee.
“Material Adverse Effect” means (i) a material impairment in the perfection or priority of Agent’s Lien in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or financial condition of Borrower; and (iii) a material impairment of the prospect of repayment of any portion of the Obligations as and when due.
“Material Contracts” means any contract or agreement (whether written or oral) to which the Borrower or any of its Subsidiaries is a party where the aggregate consideration payable to or by the Borrower or such Subsidiary pursuant to the terms of such contract or agreement exceeds 10% of the Borrower’s or such Subsidiary’s expenditures for contracts or agreements of such type, with the types of “expenditures” being (i) revenue, (ii) costs and (iii) operating expenditures.
“Maturity Date” means, with respect to all Advances, May 1, 2022.
“Multiemployer Plan” means any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Borrower, any of its Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years has made or been obligated to make contributions.
“Negotiable Collateral” means all letters of credit of which Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.
“Net Revenue” means all of Borrower’s net revenue derived from sales to customers in the ordinary course of Borrower’s business, determined in compliance with GAAP.

Equipment Loan and Security Agreement – Beyond Meat

“Note” means a secured promissory note in favor of a Lender in the form of Exhibit B.
“Notice and Access Agreement” means an agreement between a third party warehouse, fulfillment center, bailee or similar entity, on the one hand, and Agent on the other, that provides Agent access to the premises containing Borrower’s Inventory or other Collateral.
“Notice of Borrowing” means a notice of borrowing of an Advance pursuant to the terms of this Agreement in substantially the form of Exhibit C.
“Obligations” means all debt, principal, interest, fees, charges, Lender Expenses and other amounts owing by Borrower to Agent or a Lender of any kind and description whether arising under or pursuant to or evidenced by the Loan Documents, and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the principal and interest due with respect to the Advances, and further including all Lender’s Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Notwithstanding the foregoing, Obligations shall not include any obligations of Borrower in connection with any warrant or other equity security of Borrower held by Agent or a Lender or their Affiliates or any agreements governing the rights of Agent or any Lender or their Affiliates with respect to any such warrant or other equity securities; provided that Obligations shall include Borrower’s obligations, and Agent’s and Lenders’ rights under Section 6.13(a) and Section 6.13(b).
“Offsite Collateral” means computer equipment, cell phones and related equipment in the possession of employees in the ordinary course of business with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00).
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.
“Pension Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 of the Internal Revenue Code or Section 302 of ERISA, and which is or was, within the preceding six years, maintained by Borrower, any of its subsidiaries or any ERISA Affiliate.
“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit E hereto.
“Permitted Liens” means Liens allowed by, or in favor of, Senior Creditor.
“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any Governmental Authority.
“Prepayment Fee” means, (i) if prepayment is made on or before November 30, 2020, an amount equal to two percent (2.00%) of the principal amount of Advance(s) prepaid, and (ii) if prepayment is made after November 30, 2020 but prior to the Maturity Date, an amount equal to one percent (1.00%) of the principal amount of Advance(s) prepaid.
“Prime Rate” means, for any day, the Prime Rate most recently published in the Money Rates section of the Western Edition of The Wall Street Journal, but in no event less than 4.75%. If the Wall Street Journal, Western Addition no longer reports the Prime Rate, then Agent shall select a reasonably comparable index or source to use as the basis for the Prime Rate, provided that in no event shall the Prime Rate be less than 4.75%.
“Pro Rata Percentage” means, with respect to any Lender, a percentage equal to a fraction, the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate of the Commitments of all Lenders.

Equipment Loan and Security Agreement – Beyond Meat

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.
“Required Lenders” means Lenders holding a majority in interest of the Commitment.
“Responsible Officer” means the President, Chief Executive Officer, Chief Financial Officer, Head of Finance, or Controller of Borrower.
“Schedule” means those certain schedules of information attached hereto.
“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“Second Interest Only Extension Conditions” means (i) no Event of Default shall have occurred and be continuing as of January 31, 2020, (ii) the First Interest Only Extension Conditions occurred, (iii) Net Revenue for fiscal 2019 is at least $100,000,000, (ii) Gross Margin Percentage for fiscal 2019 is at least 20%, with evidence thereof reasonably acceptable to Collateral Agent having been provided to Collateral Agent not later than January 31, 2020.
“Secondary Collateral” means any Collateral that is not Equipment Collateral.
“Securities Account” means any “securities account” as defined in the Code.
“Senior Creditor” means Silicon Valley Bank, NA pursuant to that certain (i) Loan and Security Agreement dated June 27, 2018, between Silicon Valley Bank, NA and Borrower (as may be amended, modified, restated, replaced, or supplemented from time to time, and (ii) Amended and Restated Loan and Security Agreement dated June 27, 2018, between Silicon Valley Bank, NA and Borrower (as may be amended, modified, restated, replaced, or supplemented from time to time.
“Soft Costs” mean any costs for ancillary items purchased or agreements entered into in connection with Borrower’s purchase of Equipment, including, but not limited to, maintenance agreements or service agreements relating to the Collateral, freight charges and taxes.
“Subsidiary” means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors is owned by Borrower directly or indirectly through Subsidiaries including any Subsidiary formed after the date hereof.
“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any synthetic lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.
“Transfer” has the meaning given to such term in Section 7.2.
“Unrestricted Cash” of any Person, shall mean cash or Cash Equivalents of such Person, (a) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (b) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (c) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the organizational documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such cash or Cash Equivalents from being applied to the payment of the Obligations, (d) in which no Person other than the Agent and the

Equipment Loan and Security Agreement – Beyond Meat

Senior Creditor has a Lien other than Permitted Liens, and (e) that are held in a Deposit Account or Securities Account, as applicable, in which the Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code or for any Deposit Account or Securities Account located outside the United States, other controlling legal authority), but in all cases shall exclude the amount of such Person’s Indebtedness which is more than 3 Business Days overdue.
“USA FREEDOM Act” means The Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet-collection and Online Monitoring (USA FREEDOM ACT) Act of 2015, Public Law 114-23 (June 2, 2015), as may be amended.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as may be amended.
1.1    Other Interpretive Provisions. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to (a) any other document, instrument or agreement shall include all exhibits, schedules, annexes and other attachments thereto, and (b) any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation, and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. References to this Agreement or any of the other Loan Documents shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
2.    Loan and Terms of Payment
2.1    Commitment. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, each Lender agrees to lend to Borrower, prior to the Commitment Termination Date, the Advances; provided that the aggregate principal amount of the Advances shall not exceed the Commitment and no Lender shall be required to lend more than its Pro Rata Percentage of the Commitment as set forth on Schedule 2.1. The initial Advance shall be requested in the minimum amount of $1,000,000 to be funded as of the Closing Date. Each Advance must be for a minimum of $1,000,000 unless there is less than $1,000,000 available under the Commitment, in which case such Advance must be for the full amount available under the Commitment. If prepaid, the principal of the Advances may not be re-borrowed.
2.2    Use of Proceeds; The Advances.
(a)    Use of Proceeds. Except for the payment of Borrower’s fees and expenses required by this Agreement, each Advance will be used solely to purchase Equipment (and not for any Soft Costs); provided that an Advance may be used to reimburse the purchase of Equipment (but not for any Soft Costs) made within 120 days prior to such Advance being made. All such Equipment purchased or for which the payment is reimbursed shall be deemed “Equipment Collateral” and prior to Lender’s obligation to fund any Advance, Borrower shall provide Collateral Agent with a list of all Equipment that will constitute Equipment Collateral and all of the

Equipment Loan and Security Agreement – Beyond Meat

purchase documentation associated with Borrower’s purchase of such Equipment, including but not limited to the invoices and bills of sale.
(b)    The Advances. The Advances shall be repayable as set forth in Section 2.4. Each Lender and Agent may, and are hereby authorized by Borrower to, endorse in Lender’s and Agent’s books and records appropriate notations regarding such Lender’s interest in the Advances; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations.
2.3    Procedure for Making Advances; Interest.
(a)    Notice. Not less than three (3) Business Days prior to each Funding Date, Borrower shall submit the Notice of Borrowing to Administrative Agent, whereupon Administrative Agent shall immediately notify Collateral Agent and Lenders. Each Lender’s obligation hereunder to make the Advance on the initial Funding Date shall be subject to the satisfaction of the conditions set forth in Sections 2.2(a), 3.1 and 3.2. Each Lender’s obligation hereunder to make a subsequent Advance shall be subject to the satisfaction of the conditions set forth in Sections 2.2(a) and 3.2. The amount of the requested Advance on the initial Funding Date shall be $5,000,000. Upon satisfaction of the applicable conditions for any Advance requested by Borrower hereunder, each Lender agrees, severally and not jointly, to make such Advance to Borrower in a principal amount equal to such Lender’s Pro Rata Percentage of such Advance.
(b)    Interest Rate. Borrower shall pay interest to Agent for the benefit of Lenders on the unpaid principal amount of the Advances from the date of such Advance until such Advance has been paid in full, at a per annum rate of interest equal to the Basic Rate. In addition, Borrower shall pay interest to Agent for the benefit of Lender on any other Obligation from the time when such Obligation is due until such Obligation has been paid in full. All computations of interest shall be based on a year of three hundred sixty (360) days for actual days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.
(c)    Disbursement. Subject to the satisfaction of the conditions set forth in Sections 2.2(a), 3.1 and 3.2 with respect to the Advance made on the initial Funding Date, and the satisfaction of the conditions set forth in Sections 2.1, 2.2(a) and 3.2 with respect to any subsequent Advance, the Advances shall be disbursed by Agent after receipt from Lenders via wire transfer of funds to one or more accounts designated in writing by Borrower in the Notice of Borrowing.
(d)    Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each Lender’s obligation to lend the undisbursed portion of the Commitment to Borrower hereunder shall terminate on the Commitment Termination Date or as set forth in Section 2.8.
2.4    Amortization of Principal and Interest; Final Payment.
(a)    Interest Payments. Interest on each Advance shall be due and payable to Agent for the benefit of Lenders in advance on the first Business Day of each month and continuing on the first day of each month thereafter (each a “Payment Date”) during the term of such Advance; provided however, and in addition, that upon the funding of each Advance, interest on such Advance shall be withheld from the Advance o n the Funding Date of the Advance for the period between the Funding Date of such Advance and the first Payment Date immediately following the Funding Date of such Advance. Agent shall allocate and distribute all interest payments received from Borrower to the Lenders based on each Lender’s Pro Rata Percentage.
(b)     Principal Payments. From and after the Amortization Date, Borrower shall make equal monthly payments of principal on each Payment Date until the Maturity Date. Administrative Agent shall allocate and distribute all principal payments received from Borrower to the Lenders based on each Lender’s Pro Rata Percentage.

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(c)    Final Payment. Unless an Advance is prepaid in full prior to the Maturity Date or the payment of the Advances are accelerated as provided herein, Borrower shall pay the entire unpaid principal and accrued interest and all unpaid Obligations on the Maturity Date. Administrative Agent shall allocate and distribute all such payments to the Lenders based on each Lender’s Pro Rata Percentage.
2.5    Fees and Expenses. Borrower shall pay to Administrative Agent for the benefit of Lenders the following:
(a)    Facility Fee. On the Closing Date, a cash facility fee equal to $62,500 (the “Initial Facility Fee”). The Initial Facility Fee may be deducted and withheld from the initial Advance. The Initial Facility Fee is nonrefundable and deemed fully earned as of the Closing Date. If the additional $5,000,000 of availability under the Commitment is approved, an additional $62,500 shall be paid on such approval, and it shall nonrefundable and deemed fully earned as of the date the additional $5,000,000 of availability under the Commitment is approved. Agent shall allocate and disburse such payments based on each Lender’s Pro Rata Percentage.
(b)    Lender’s Expenses. On or immediately after the initial Funding Date, all unreimbursed Lender Expenses, provided however, that Borrower shall not be required to reimburse Lender Expenses consisting of attorneys’ fees and costs incurred in connection with the preparation and negotiation of the Loan Documents through the Closing Date in excess of $25,000. Thereafter, all unreimbursed Lender Expenses shall be due within ten (10) Business Days after written demand. Agent shall allocate and disburse such payments to the Person having incurred such Lender Expenses.
(c)    Administration Fee. On the Closing Date and each anniversary thereof, an administration fee equal to $12,000. Such fee may be deducted and withheld from the initial Advance, and is nonrefundable and deemed fully earned as of the date it is to be paid.
(d)    Late Fee. If any payment is not made due, Borrower shall pay a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. Administrative Agent shall allocate and distribute all such payments to the Lenders based on each Lender’s Pro Rata Percentage.
(e)    Final Payment Term Fee. On the earlier of Maturity Date and such other date as the Advances otherwise become due and payable, Borrower shall pay a final payment fee (the “Final Payment Fee”) equal to 13% of the Committed Amount, provided however such fee shall increase to 14% of the Committed Amount if the Second Interest Only Extension Conditions are satisfied.
2.6    Prepayments.
(a)    Mandatory Prepayment Upon an Acceleration. If, at the election of Collateral Agent, repayment of the Advances is accelerated following the occurrence and continuance of an Event of Default, then Borrower shall immediately pay to Administrative Agent for the benefit of Lenders (i) all accrued and unpaid payments of interest with respect to the Advances due prior to the date of prepayment, (ii) the outstanding principal amount of the Advances, (iii) the applicable Prepayment Fee, (iv) the Final Payment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances, including all Obligations due hereunder.
(b)    Mandatory Prepayment Upon a Liquidation Event. If a Liquidation Event shall occur, then Borrower shall upon such Liquidation Event pay to Administrative Agent for the benefit of Lenders (i) all accrued and unpaid payments of interest with respect to the Advances due prior to such Liquidation Event, (ii) the outstanding principal amount of the Advances, (iii) the applicable Prepayment Fee, (iv) the Final Payment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to the Advances, including all Obligations due hereunder.

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(c)    Voluntary Prepayment. Borrower may voluntarily prepay the Advances in whole or in part at any time; provided that except for prepayments affected pursuant to Section 6.13 (Investment Rights), each of the following conditions is satisfied: Borrower pays to Administrative Agent for the benefit of Lenders (i) all accrued and unpaid payments of interest with respect to the portion of the Advances being repaid due up to and including the date of prepayment, (ii) the outstanding principal amount of the portion of the Advances being prepaid, (iii) the applicable Prepayment Fee, (iv) the applicable portion of the Final Payment Fee with respect to such portion of the Advances being prepaid, and (v) to the extent all Advances are being voluntarily prepaid, all other sums, if any, that shall have become due and payable hereunder with respect to the Advances, including all Obligations due hereunder.
2.7    Other Payment Terms.
(a)    Place and Manner. Borrower shall authorize Administrative Agent to cause all payments due to Administrative Agent hereunder, whether such payments are on account of the Advances, Lender Expenses, fees or other payments due, to be made in lawful money of the United States, in good same day or immediately available funds to an account designated by Administrative Agent or to Administrative Agent’s address.
(b)    Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
(c)    Default Rate. If an Event of Default has occurred and is continuing, at Administrative Agent’s election, Borrower shall pay interest on the Obligations from the date of such Event of Default until such Event of Default is cured, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of three hundred sixty (360) days for actual days elapsed.
(d)    Payments Free from Taxes. All payments by or on account of any obligation of Borrower hereunder shall be made free and clear of, and without deduction for, any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed under U.S. federal, state, local or any foreign law (including additions to tax, penalties and interest), other than (i) taxes imposed on or with respect to a Lender or its assignee based on or measured with respect to overall net income or net profits (including any branch profits or franchise taxes imposed in lieu thereof), (ii) backup withholding taxes by the jurisdiction (or any political subdivision thereof) under the laws of the jurisdiction(s) in which a Lender or its assignee is resident or deemed to be resident, is organized, or carries on business or is deemed to carry on business (other than a jurisdiction in which a Lender or its assignee would not have been treated as carrying on business but for this Agreement) to which such payment relates, (iii) withholding taxes imposed on amounts payable to or for the account of such Lender or assignee with respect to an applicable interest in an Obligation or Advance pursuant to a law in effect on the date on which such Lender or assignee acquires such interest in the Obligation or Advance, (iv) any U.S. federal withholding Taxes imposed under FATCA and (v) any taxes imposed solely as a result of a Lender’s or any of its assignee’s assignment of this Agreement (such taxes in clauses (i)-(v), “Excluded Taxes”). If any taxes, other than Excluded Taxes, shall be deducted (as required by law or otherwise) from, or in respect of, any such payments (including any consent or similar fees), (i) the sum payable by Borrower shall be increased as necessary so that after making all deductions (including deductions on account of taxes that are applicable to additional sums payable under this Section 2.7(d)), a Lender or its assignee receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws. Within thirty (30) days after the date of any payment of amounts deducted to the appropriate taxing authority (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or such other written proof of payment thereof that is reasonably satisfactory to Administrative Agent. If Borrower fails to pay any taxes (other than Excluded Taxes) when due to the appropriate taxing authority or fails to remit to Administrative Agent for the benefit of the Lenders the required receipts or other required documentary evidence, Borrower shall indemnify Agents and Lenders (and any assignee) for any taxes (other than Excluded Taxes) that may become payable by such person (or such person’s beneficial owners) arising out of such failure. Notwithstanding anything to the contrary contained herein, in the event that a Lender shall sell, assign, transfer, convey or otherwise dispose of any or all of its

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rights and/or obligations hereunder to a Person that is not a “United States Person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended, such Lender (and not Borrower) shall be solely responsible for any withholding or other taxes assessed on account of such transfer, or on account of the payment of principal and/or interest to such Person under this Agreement. As used herein, “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
(e)    Crediting Payments. All payments made to by Borrower hereunder shall be made via wire transfer per wire transfer instructions separately provided by Administrative Agent to Borrower. Unless otherwise specified, all payments received from Borrower shall be applied first to any outstanding fees and/or Lender Expenses, then to accrued and unpaid interest, then to principal. Any wire transfer or payment received by Administrative Agent after 12:00 noon Pacific Time may be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.8    Term. This Agreement shall become effective on the Closing Date and shall continue in full force and effect for so long as any Obligations remain outstanding (other than inchoate indemnity obligations). Notwithstanding the foregoing, Collateral Agent shall have the right to terminate any obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Collateral Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding (other than inchoate indemnity obligations) and upon payment in full of all Obligations (other than inchoate indemnity obligations which are not the subject of an indemnity claim), Collateral Agent’s Lien on the Collateral shall terminate automatically.
3.    Conditions of Closing and Advances
3.1    Conditions Precedent to Initial Funding. The obligation of each Lender to make the initial Advance is subject to the condition precedent that Collateral Agent shall have received, in form and substance satisfactory to Collateral Agent, or that Collateral Agent shall have waived in writing the requirement to receive such item, all of the following:
(a)    The Loan Documents duly executed by Borrower and its Subsidiaries required to sign a Joinder Agreement;
(b)    A duly executed officer’s certificate of Borrower and any party signing a Joinder Agreement containing the following documents: (i) current certificate of incorporation (or equivalent document), (ii) bylaws, (iii) resolutions authorizing the Loan Documents, (iv) a good standing certificate from each party’s state of formation and from any state where such party is required to be qualified to do business and (v) incumbency and representative signatures;
(c)    All necessary consents of stockholders or members and other third parties with respect to the execution, delivery and performance of the Loan Documents;
(d)    All documentation and other information which Agents reasonably requests with respect to the Borrower in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, IRS Form W-9 and applicable tax forms;
(e)    The Current Financial Statements of Borrower shall have been delivered to Collateral Agent;
(f)    Evidence of the insurance coverage required by Section 6.8 of this Agreement; and

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(g) Such other documents, and completion of such other matters, as Agents may deem necessary or appropriate.
3.2    Conditions Precedent to all Advances. The obligation of Lender to make each Advance, including the initial Advance on the initial Funding Date, is further subject to the following conditions:
(a)    If requested by Collateral Agent, Borrower shall have executed and delivered to Collateral Agent for the benefit of a Lender, the Note in the principal amount of such Advance including the initial Advance;
(b)    Collateral Agent shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent pursuant to Section 4;
(c)    Borrower shall have delivered to Collateral Agent for the benefit of Lender a subordination agreement, release, or estoppel letter, as appropriate, from any Person having an existing Lien on any item of Equipment Collateral;
(d)    The representations and warranties contained in Section 5 shall be true and correct on and as of effective date of each Advance as though made at and as of each such date, and no Default or Event of Default shall have occurred and be continuing, or would exist after giving effect to such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2. Borrower shall be eligible to request an Advance pursuant to Section 2.1.
(e)    In Collateral Agent’s reasonable discretion, there has not been any material impairment in the Collateral, Borrower’s general affairs, management, results of operations, financial condition or the prospect for repayment of the Obligations as and when due; and
(f)    Such other documents, and completion of such other matters, as Agenst may reasonably deem necessary or appropriate.
3.3    Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Agents each item required under this Agreement to be delivered to Agents as a condition to each Advance, if such Advance is made. Borrower expressly agrees that the extension of such Advance prior to the receipt by an Agent of any such item shall not constitute a waiver by Agent of Borrower’s obligation to deliver such item. Upon Collateral Agent’s written request, Borrower shall promptly deliver an executed Note representing any Advance that is then outstanding.
4.    Creation of Security Interest
4.1    Grant of Security Interest. To secure prompt repayment of any and all Obligations and prompt performance by Borrower of each of its covenants and duties under the Loan Documents, Borrower grants Agent, for itself and as agent for Lenders, a continuing security interest in all presently existing and hereafter acquired or arising Equipment Collateral and Secondary Collateral. Such security interest (a) constitutes a valid,first priority security interest in the presently existing Equipment Collateral, and will constitute a valid, first priority security interest in Equipment Collateral acquired after the date hereof, and (b) constitutes a valid, second priority security interest in the presently existing Secondary Collateral, subject to Permitted Liens, and will constitute a valid, second priority security interest in Secondary Collateral acquired after the date hereof, subject to Permitted Liens.
4.2    Duration of Security Interest. Collateral Agent’s security interest in the Collateral shall continue until the payment in full in cash and the satisfaction of all Obligations (other than inchoate indemnity obligations or other obligations that expressly survive termination), whereupon such security interest shall terminate and Collateral Agent shall, at Borrower’s sole cost and expense, promptly execute such further documents and take such further actions

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as may be necessary to effect the release contemplated by this Section 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.
4.3    Possession of Collateral. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Collateral Agent or Senior Creditor for perfection of its security interest therein) and shall be entitled to manage, operate and use the same and each part thereof with all the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.
4.4    Right to Inspect. Collateral Agent (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.
5.    Representations and Warranties
Borrower represents, warrants and covenants to Agents and Lenders as follows:
5.1    Due Organization and Qualification. Borrower is a Delaware corporation duly formed and existing under the laws of its state of formation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect. Each of Borrower’s Subsidiaries is duly formed and validly existing under its respective jurisdiction of formation.
5.2    Authority. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision of the Borrower’s certificate of incorporation. Borrower is not in default under any Material Contract to which it is a party or by which it is bound and the execution and delivery by Borrower of the Loan Documents will not ca use a breach of any Material Contract to which Borrower is a party or by which it is bound.
5.3    Subsidiaries. As of the Closing Date, Borrower does not have any Subsidiaries.
5.4    Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will (a) conflict with or result in a breach of any material law or any material regulation, order, writ, injunction or decree of any court or governmental instrumentality or (b) or result in the creation or imposition of any Lien on the Collateral, other than Permitted Liens. [NTD: We expect that SVB will insist on a second priority lien on the Equipment Collateral.]
5.5    Enforceability. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.
5.6    No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens. Borrower has all right to dispose of the Collateral free and clear of all Liens except for Permitted Liens.
5.7    Name; Location of Chief Executive Office, Principal Place of Business and Collateral. As of the Closing Date and each date that a Compliance Certificate is to be delivered,(a) in the most recent five (5) years, Borrower has not done business under any name other than that specified on the signature page hereof or as disclosed on the Perfection Certificate, as may be amended, (b) the chief executive office, principal

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place of business, and the locations where Borrower maintains its records concerning the Collateral are presently located at the address(es) set forth in the Perfection Certificate (other than Offsite Collateral), as may be amended (c) the Equipment Collateral is presently located at the address(es) set forth in the Perfection Certificate, as may be amended, and (d) the Perfection Certificate is accurate and complete. No Equipment Collateral is in the possession of a bailee or any third party.
5.8    Litigation; Governmental Action. Except as set forth in Section 6 of the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened by or against Borrower or any of its Subsidiaries involving (i) more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000), (ii) fines, penalties or other sanctions by any Governmental Authority, or (iii) claims for injunctive or equitable relief. Except as set forth in Section 6 of the Perfection Certificate, there is no action or proceeding pending by or against Borrower or any of its Subsidiaries where Borrower or any Subsidiary has incurred in excess of $250,000 in legal expenses, including without limitation, attorneys’ fees, for which Borrower has not been reimbursed by third party insurance (i.e., not self-insurance) within 60 days of Borrower’s written request for reimbursement.
5.9    Financial Statements. All consolidated financial statements related to Borrower and its Subsidiaries fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and consolidated results of operations for the period then ended. On the Closing Date, there has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements and submitted to Collateral Agent and Lenders and attached to this Agreement (the “Current Financial Statements”).
5.10    Solvency. Borrower is not Insolvent.
5.11    Taxes. Borrower and each Subsidiary has filed or caused to be filed (taking into account all applicable extension periods) all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes before the same become delinquent, other than payments of taxes in an outstanding aggregate amount not to exceed $10,000 or except to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed $50,000. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any Subsidiary’s prior tax years which could result in additional taxes in excess of $10,000 becoming due and payable. Borrower and each Subsidiary have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any Subsidiary have withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any Subsidiary in excess of $250,000, including any such liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency
5.12    Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Borrower or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents other than the approval of the Senior Creditor. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.
5.13    Reserved.
5.14    Accounts. All of Borrower’s depository, operating, and investment accounts are listed on the Schedule, and each of such accounts is subject to a Control Agreement in favor of Agent, subject to the senior rights of Senior Creditor. Prior to opening any new account after the Closing Date, Borrower shall first notify Collateral

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Agent and not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of Collateral Agent, which control agreement shall recognize the senior rights of Senior Creditor, whereupon, Borrower shall be deemed to have updated the Schedule to include such new account.
5.15    Environmental Condition. None of Borrower’s or any Subsidiary’s material properties or assets has ever been used by Borrower or any Subsidiary or, to the Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in material compliance with applicable law; to Borrower’s knowledge, none of Borrower’s material properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any material revenues or to any material real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any material action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.
5.16    Government Consents. Borrower has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of Borrower’s business as currently conducted.
5.17    Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to any Agent or, taken together with all such certificates, Loan Documents and written statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such Loan Documents, certificates or statements not misleading, it being recognized by Agents and Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.
5.18    Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, spoilage, non-conformance, or payment dispute, except for Inventory for which adequate reserves have been made.
5.19    Material Contracts. As of the Closing Date, Borrower has delivered to Collateral Agent true and correct copies of all Material Contracts (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).
5.20    Sanctioned Persons. None of Borrower or any of its Subsidiaries, and to Borrower’s knowledge, any of their directors, officers, agents, employees or Affiliate is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). Borrower will not directly or indirectly use the proceeds of any Advance or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
5.21    Foreign Assets Control Regulations, Etc.
(a)    Neither the borrowing of any Advance by Borrower hereunder nor its use thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”), (iv) USA PATRIOT ACT, or (v) USA FREEDOM ACT. No part of the Advance will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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(b)    Neither Borrower nor any Subsidiary (i) is or will become a “blocked person” as described in Section 1.01 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.
(c)    Each of Borrower and any Subsidiary and their Affiliates are in compliance, in all material respects, with the USA PATRIOT ACT and the USA FREEDOM ACT.
6.    Affirmative Covenants
Borrower covenants and agrees that, until the full and complete payment of the Obligations (other than inchoate indemnity obligations) in cash, Borrower shall do all of the following:
6.1    Good Standing. Borrower shall maintain its corporate existence and good standing in its jurisdiction of formation and maintain qualification in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.
6.2    Government Compliance. Borrower and each Subsidiary shall comply with all applicable federal and state statutes, laws, ordinances and government rules and regulations to which it or its operations is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.
6.3    Financial Statements, Reports, Certificates. Borrower shall deliver the following to Collateral Agent by email to the address specified pursuant to Section 11, and Agents and Lenders shall be entitled to rely on the information contained therein:
(a)    as soon as available, but no later than thirty (30) days after the last day of each month, a company-prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such month in a form reasonably acceptable to Collateral Agent (the “Monthly Financial Statements”);
(b)    as soon as available, and in any event within forty-five (45) days after the last day of each fiscal quarter of Borrower, company-prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Bank;
(c)    as soon as available but no later than the earlier of (i) thirty (30) days after the approval thereof by the Board or (ii) January 31st of each year, and contemporaneously with any updates or amendments thereto, (a) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (b) annual financial projections for the following fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;
(d)    as soon as available, and in any event within one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Senior Creditor, or if there is none, Collateral Agent;
(e)    in the event that Borrower becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other similar materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to all of its shareholders (or required to be distributed), as the case may be (other than materials filed by Borrower on a “confidential treatment” basis). Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date

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on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address, or are available at www.sec.gov (or any successor site maintained by the SEC for similar purposes); provided, however, Borrower shall promptly notify Collateral Agent in writing (which may be by electronic mail) of the posting of any such documents;
(f)    within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Indebtedness which is subordinated to the Obligations;
(g) within thirty (30) after completion thereof, a copy of each 409(a) valuation report for Borrower’s capital stock;
(h)    reserved;
(i)    within five (5) days after the occurrence thereof, written notice of a Key Person departing from or ceasing to be employed by Borrower;
(j)    prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000.00) or more; and
(k)    promptly, from time to time, such other financial information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Collateral Agent.
6.4     Certificates of Compliance. Each time financial statements are required to be furnished pursuant to Section 6.3(a) above, there shall be delivered to Collateral Agent a certificate signed by a Responsible Officer (each a “Compliance Certificate”) in the form attached hereto as Exhibit D certifying that as of the end of the reporting period for such financial statements, Borrower was in full compliance with all of the terms and conditions of the Loan Documents, and setting forth such other information as Collateral Agent shall reasonably request. Borrower shall deliver the Compliance Certificate by email to the address specified pursuant to Section 11, and Agents and Lenders shall be entitled to rely on the information contained therein.
6.5    Notice of Defaults. As soon as possible, and in any event within three (3) Business Days after the discovery of a Default or an Event of Default, notify Collateral Agent of the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto. Borrower shall deliver such notice to Collateral Agent by email to the address specified pursuant to Section 11, and Agents and Lenders shall be entitled to rely on the information contained therein.
6.6    Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit (taking into account all applicable extension periods) of all material federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any properties belonging to it; and Borrower will make due and timely payment or deposit (taking into account all applicable extension periods) of all material related tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., and state disability, and will, upon request, furnish Collateral Agent with proof satisfactory to Collateral Agent indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is fully reserved against by Borrower.
6.7    Maintenance. Borrower, at its expense, shall maintain the Equipment Collateral in good condition, normal wear and tear and casualty and condemnation excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Equipment Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Equipment Collateral, regardless of the cause, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

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6.8    Insurance.
(a)    Borrower shall maintain, at its sole cost and expense, with financially sound and reputable insurance companies not affiliates of Borrower, insurance with respect to the Equipment Collateral, its and its Subsidiaries’ properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, but in no event an amount less than full replacement cost. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Agent (Agent acknowledges that insurance maintained by Borrower as of the Closing Date is acceptable to Agent as of the Closing Date).
(b)    Subject to the rights of the Senior Creditor, all such policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Collateral Agent, showing Collateral Agent for itself and the benefit of Administrative Agent and Lenders as an additional loss payee thereof, and all liability insurance policies shall show Collateral Agent for itself and the benefit of Administrative Agent and Lenders as an additional insured and shall specify that the insurer must give at least thirty (30) days’ notice to Collateral Agent before canceling its policy for any reason (except for nonpayment, which shall be ten (10) days prior notice). Borrower shall promptly deliver to Collateral Agent its current certified copy of such policies of insurance, evidence of the payments of all premiums therefor and insurance certificates and related endorsements thereto, it being understood that any time there is a change or renewal of insurance, it is Borrower’s obligation to promptly deliver such materials to Collateral Agent.
(c)    Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time. Proceeds payable under any insurance policy shall, at Collateral Agent’s option, be payable to Collateral Agent on account of the Obligations.
6.9    Reserved.
6.10    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 7.6 hereof, within seven (7) days of the date that Borrower forms any direct or indirect domestic Subsidiary (other than any indirect domestic Subsidiary that is directly held by a foreign Subsidiary of Borrower) or acquires any direct or indirect domestic Subsidiary (other than any indirect domestic Subsidiary that is directly held by a foreign Subsidiary of Borrower), Borrower shall (a) cause such new domestic Subsidiary to provide to Collateral Agent a Joinder Agreement, together with such other Loan Documents, all in form and substance satisfactory to Collateral Agent, and (b) provide to Collateral Agent all other documentation in form and substance satisfactory to Collateral Agent that in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, including all documentation and other information which Agents may reasonably request with respect to any new Subsidiary that signs and delivers a Joinder Agreement in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, an IRS Form W-9 or other applicable tax forms.
6.11    Financial Covenants.
(a)    Borrower shall maintain at all times not less than $2,000,000 of Unrestricted Cash in accounts subject to a Control Agreement in favor of Senior Creditor and Agent.
6.12    Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent to effect the purposes of this Agreement.

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6.13    Investment Rights.
(a)    Borrower shall offer to Lenders (or any Affiliate at Lenders’ option), the ability to purchase up to an aggregate of $1,000,000 of the Equity Interests issued in Borrower’s next Equity Round, with such purchase to be either in cash or conversion of any Advance, provided, however, Borrower shall have no obligation to make such offer if a Lender or its assignee is not an “accredited” investor, as defined in the rules associated with the Securities Act of 1933. SCI or its Affiliate(s) shall be entitled to purchase the same class and series of equity, for the same price and on the same terms as are offered to other investors in the Equity Round. Borrower will promptly notify Lenders upon the execution of a term sheet with respect to such next Equity Round and at a minimum not less than ten (10) days prior to the close of such next Equity Round, and Lenders or their Affiliate will have ten (10) days after receipt of that notice to participate, in which case Lender(s) or its Affiliate(s), as applicable, will execute and be party to the purchase agreement, investor rights agreement, and other agreements executed by the other investors in connection with such next Equity Round. Without otherwise limiting the foregoing (i) if Borrower shall notify Lender or its designated Affiliate(s) that such next Equity Round is anticipated to close prior to the end of Lenders’ 10-day participation election period, Lender(s) or its designated Affiliate(s) will use reasonable efforts to make its participation election by two (2) Business Days prior to such anticipated close, and (ii) in any event, in lieu of complying with the advance notice requirements of this Section 6.13(a), Borrower may elect to give Lenders or their designated Affiliate(s) notice of such Equity Round within five (5) days after the initial closing thereof, and they will then have ten (10) days to purchase the Equity Interests that they were otherwise entitled to purchase pursuant to the foregoing provisions of this Section 6.13(a).
6.14    Reserved.
6.15    Delivery of Third-Party Agreements. Within sixty (60) days following the Closing Date, Borrower shall obtain and deliver to Collateral Agent a Landlord Subordination and Access Agreement (with respect to the any location where Collateral Equipment having a fair market value of at least $100,000 is planned to be located) in form and substance satisfactory to Agent in Agent’s sole, but reasonable discretion. In addition, in the event that Borrower shall enter into a new lease with respect to a new or additional operating location after Closing Date in which Equipment Collateral having a fair market value of at least $100,000 will be located, then Borrower shall, within sixty (60) days following the execution of such lease, obtain and deliver to Collateral Agent a Landlord Subordination and Access Agreement with respect to such new lease, in form and substance satisfactory to Collateral Agent in Collateral Agent’s sole, but reasonable discretion. Collateral Agent agrees not to exercise its rights to access to any property covered by a Landlord Subordination and Access Agreement except during the continuance of an Event of Default.
7.    Negative Covenants
Borrower covenants and agrees that until the full and complete payment of the Obligations (other than inchoate indemnity obligations) in cash and termination of the Commitment, Borrower will not do any of the following:
7.1    Chief Executive Office; Location of Collateral. During the continuance of this Agreement, change the state of formation, chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of Borrower’s business, the Equipment Collateral or the records concerning the Collateral from the premises listed in the Perfection Certificate without ten (10) days prior written notice to Collateral Agent, provided that any such removal may not be to a location outside of the United States without Collateral Agent’s prior written consent.
7.2    Extraordinary Transactions and Disposal of Assets. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of the Equipment Collateral without Collateral Agent’s prior written consent (collectively, the “Permitted Transfers”).
7.3    Restructure. Borrower shall not: (i) without providing not less than ten (10) days advance written notice to Collateral Agent’s, change Borrower’s name, (ii) suspend operation of Borrower’s business, (iii) engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto; (iv) experience a departure of a

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Responsible Officer, without providing Collateral Agent a written notice within 10 days after the occurrence of such departure; or (v) without Collateral Agent’s prior written consent, change the date on which its fiscal year ends.
7.4    Liens/Negative Pledge. Create, incur, assume or suffer to exist any Lien with respect to any Equipment Collateral, except for a junior Lien in favor of Senior Creditor on terms acceptable to Collateral Agent in its sole discretion, or enter into any agreement with any Person other than Collateral Agent that prohibits Borrower from granting a security interest in, or otherwise encumbering, any Equipment Collateral.
7.5    Reserved.
7.6    Reserved.
(a)    Distributions. Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests of Borrower, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees, directors, or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year.
7.7    Reserved.
7.8    Reserved.
7.9    Compliance. Become an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; except as could not be reasonably expected to have a Material Adverse Effect, fail to meet the minimum funding requirements of ERISA with respect to any Pension Plan or permit a Reportable Event (within the meaning of Section 4043(c) of ERISA) or a Prohibited Transaction (as such term is defined in Section 4975 of the Internal Revenue Code) to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect or permit any of its Subsidiaries to do so.
7.10    Deposit Accounts. Maintain any Deposit Accounts or Securities Accounts except accounts respecting which Agent has obtained a Control Agreement.
8.    Events of Default
Any one or more of the following events shall constitute an “Event of Default” by Borrower under
8.1    Payment Default. If Borrower fails to pay any payment of principal or interest on any Advance when due, or fails to pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date , and in no event shall any Advances be required to be made during such cure period).
8.2    Certain Covenant Defaults. If Borrower fails to perform any obligation under Section 6.3, Section 6.4, Section 6.5, Section 6.8, Section 6.9(a), Section 6.11, and Section 6.13 or violates any of the covenants contained in Section 7 of this Agreement.
8.3    Other Covenant Defaults. If Borrower fails or neglects to perform or observe any other material term, provision, condition, or covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and any Agent or Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any Responsible Officer of Borrower becomes aware thereof; provided, however,

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that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Advances shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants (if any) or any other covenants set forth in Section 8.2 above.
8.4    Investor Abandonment; Priority of Security Interest. If Lender determines in its good faith judgment that it is the clear intention of Borrower’s investors to not continue to fund Borrower in the amounts and timeframe to the extent necessary to enable Borrower to satisfy the Obligations as they become due and payable, or there is a material impairment in the perfection or priority of Lender’s security interest in the Collateral.
8.5    Attachment. If any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower or its Subsidiary.
8.6    Other Agreements. If there is (a) a default in any agreement to which Borrower or a Subsidiary is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000), or (b) any breach or default by Borrower or Guarantor, the result of which could reasonably be expected to have a Material Adverse Effect on Borrower or any party signing a Joinder Agreement (other than Collateral Agent); provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Agent be materially less advantageous to Borrower.
8.7    Judgments. If there is entry of a judgment or judgments against Borrower or any Subsidiary (other than a judgment or judgements covered by independent third-party insurance as to which liability has been acknowledged by such insurance carrier) for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000), and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree).
8.8    Misrepresentations. If any material misrepresentation or material misstatement exists now, when made or when deemed made in any written warranty, representation, statement, certificate, or report made to any Agent or Lender by Borrower or any Responsible Officer of Borrower.
8.9    Enforceability. If any Loan Document shall in any material respect cease to be, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms except for the termination of such Loan Document pursuant to its terms. If any subordination agreement relating to Subordinated Debt shall in any material respect cease to be a legal, valid and binding obligation, or the holder of any Subordinated Debt challenges the legality, validity or binding nature of the subordination agreement

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to which such Subordinated Debt relates except for the termination of such subordination agreement pursuant to its terms.
8.10    Involuntary Bankruptcy. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.
8.11    Voluntary Bankruptcy. If Borrower or any Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing.
8.12    Insolvency. If Borrower becomes Insolvent.
9.    Agents’ and Lenders’ Rights and Remedies
9.1    Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent shall have the rights, options, duties and remedies of a secured party as permitted by, and in accordance with, applicable law and, in addition to and without limitation of the foregoing, Collateral Agent may (and not any Lender without Collateral Agent’s written consent), at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:
(a)    Declare all Obligations, whether evidenced by this Agreement, or by any of the other Loan Documents, including the outstanding principal amount of, and accrued interest on, each Advance, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.11 or 8.12 all Obligations shall become immediately due and payable without any action by Collateral Agent);
(b)    Make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate. Borrower authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith; with respect to any of Borrower’s owned premises, Borrower hereby grants Collateral Agent, subject to any rights of third parties, a license to enter into possession of such premises and to occupy the same, without charge in order to exercise any of Collateral Agent’s rights or remedies provided herein, at law, in equity, or otherwise;
(c)    Set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of Borrower;
(d)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1. Borrower’s rights under all licenses and all franchise agreements shall inure to Collateral Agent’s benefit;

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(e)    Deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreement provided control of any Collateral:
(f)    Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Agent determines are commercially reasonable; and
(g)    Collateral Agent may credit bid and purchase at any public sale. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
9.2    Waiver by Borrower. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension of law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Agent, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.
9.3    Effect of Sale. Subject to applicable law, any sale, whether under any power of sale hereby given under this Article 9 or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns. The timing of any foreclosure sale of Collateral shall be deemed reasonable provided that Collateral Agent gives at least 10 days advance notice of the initial date set for such foreclosure sale.
9.4    Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Collateral Agent (which appointment is coupled with an interest) effective only on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were Borrower itself, (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s possession or under Collateral Agent’s control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Collateral Agent’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent in and to the Collateral, or (e) to otherwise act with respect thereto as though Collateral Agent were the outright owner of the Collateral.
9.5    Lender Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities as required under the terms of this Agreement, then Collateral Agent (or a Lender with Collateral Agent’s consent) may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves as Collateral Agent or such Lender, as applicable, deems necessary to protect Collateral Agent and Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Collateral Agent or such Lender, as applicable, deems prudent. Any amounts paid or deposited by Collateral Agent or such Lender, as

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applicable, shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Collateral Agent or such Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent of any Event of Default under this Agreement.
9.6    Remedies Cumulative. Each Agent’s and each Lender’s rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Agents and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity, provided however, that Lender must first obtain Collateral Agent’s written consent before exercising any such rights and remedies. No exercise by Agents or Lenders (to the extent authorized by Collateral Agent) of one right or remedy shall be deemed an election, and no waiver by Collateral Agent, for itself or on behalf of Administrative Agent or Lenders, of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Agents or Lenders shall constitute a waiver, election, or acquiescence by such party.
9.7    Reinstatement of Rights. If Collateral Agent (or a Lender with Collateral Agent’s written consent) shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agents and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.
10.    Waivers; Indemnification
10.1    Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and any other notices relating to the Obligations or Agents’ and/or Lenders’ rights and remedies hereunder.
10.2    Liability for Collateral. So long as Collateral Agent complies with its obligations, if any, under Section 9207 of the Code, neither Agents nor any Lender in any way or manner shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
10.3    Indemnification.
(a)    General Indemnity. Borrower shall pay, indemnify, and hold each Agent and each Lender, and each of their officers, directors, employees, partners, agents, counsel and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender Expenses and reasonable attorney’s fees) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from solely the gross negligence or willful misconduct of such Indemnified Person.
(b)    Defense. At the election of Agent, Borrower shall defend such Indemnified Persons in connection with the Indemnified Liabilities, using a single legal counsel satisfactory to Collateral Agent (and, in the event of a conflict of interest acknowledged by such legal counsel between the Indemnified Persons, additional legal counsel), at the sole cost and expense of Borrower. All indemnity amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

Equipment Loan and Security Agreement – Beyond Meat

11.    Notices
11.1    Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which shall be sent by e-mail) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by e-mail or by prepaid facsimile to Borrower, to Agent or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	Beyond Meat, Inc.
1325 E. El Segundo Blvd
El Segundo, California 90245
	Attn:	Mark Nelson, Chief Financial Officer
	EMAIL:	mnelson@beyondmeat.com

If to Collateral Agent:	Ocean II PLO, LLC
3555 Alameda De Las Pulgas, Suite 205
Menlo Park, CA 94025
	Attn:	Kai Tse, Managing Partner
	EMAIL:	kai@structuralcapital.com

If to Administrative Agent:	Ocean II PLO, LLC
3555 Alameda De Las Pulgas, Suite 205
Menlo Park, CA 94025
	Attn:	Kai Tse, Managing Partner
	EMAIL:	kai@structuralcapital.com

If to a Lender:	At such address provided immediately below such Lender’s signature to this Agreement
The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
12.    AGENT PROVISIONS
12.1    Appointment and Authorization.
(a)    Each Lender hereby irrevocably appoints Ocean II PLO, LLC to act on its behalf as the administrative agent and collateral agent under the Loan Documents, and authorizes the it to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of any of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
(b)    Each Lender hereby authorizes Collateral Agent, on behalf of and for the benefit of Lender, to enter into any of the Loan Document as secured party, and as Collateral Agent for and representative of Lender thereunder, and each Lender agrees to be bound by the terms of each such document; provided that Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of Required Lenders (or, if required pursuant to Section 13.4, all Lenders); provided further,

Equipment Loan and Security Agreement – Beyond Meat

however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a Transfer of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any party from a Joinder Agreement if all of the Equity Interests of such party are Transferred to any Person (other than an Affiliate of a Loan Party) pursuant to a Transfer permitted hereunder or to which Required Lenders have otherwise consented, or (c) subordinate the Liens of Collateral Agent, on behalf of Lenders, to any Permitted Liens or (d) release all Liens in accordance with Section 4.2 Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, each Agent and each Lender hereby agree that (1) neither any Lender nor Administrative Agent shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Loan Document, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by Collateral Agent for the benefit of Lenders and Agents in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Without limiting the generality of the foregoing, Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to (i) the Collateral and the rights of Lenders and Administrative Agent with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other subordination agreement with respect to any junior or Subordinated Debt.
12.2    Agent in Individual Capacity; Lender as Agent. The Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity. The exculpatory provisions contained in this Section 12 shall not relieve a Person acting as Agent from its obligations as a Lender to the extent that such Agent is also a Lender.
12.3    Exculpatory Provisions. Agents shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, Agents shall not:
(a)    be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;
(b)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Lender, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)    except as expressly set forth in the Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.
Agents shall (i) provide Lenders a copy of material written information its receives from Borrower promptly on receipt, it being understood that Agents anticipate that there will be a significant amount of email correspondence, much of which will not be material and therefore will not be relayed to Lenders, and (ii) endeavor to keep Lenders generally apprised of important non-written information Borrower communicates to Agents.

Equipment Loan and Security Agreement – Beyond Meat

12.4    Limitation of Liability.
(a)    No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lender or as such Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(b)    No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered under any of the Loan Documents, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any of the Loan Documents, (iv) the validity, enforceability, effectiveness or genuineness of any of eh Loan Documents or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere in the Loan Documents, other than to confirm receipt of items expressly required to be delivered to such Agent.
(c)    Each Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of emails, cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of any of the Loan Documents. Each Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent under any of the Loan Documents in accordance therewith. Each Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Each Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by the Loan Documents at the request or direction of any Lender unless Agent shall have been provided by such Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, and then, only to the extent that such Lender has the right under the applicable Loan Document to direct Agent to act.
12.5    Exculpation. Each Lender acknowledges that neither Agents nor any other Lender has made any representation or warranty to it, and that no act by any Agent or other Lender hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or such Lender to any other Lender as to any matter, including whether there has been disclosure of material information in their possession. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and bas ed on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder.
13.    General Provisions
13.1    Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Collateral Agent’s prior written consent, which consent may be granted or withheld in Collateral Agent’s sole discretion. Each Lender shall have the right without the consent of and without written notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder and under any Loan Document to an Affiliate of Lender, provided that any other sale, transfer or participation of a Lender’s interest in any Loan Document shall require Collateral Agent’s prior written consent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, no Lender shall assign its interest in this Agreement to any Person that is in the reasonable estimation of Agent a direct competitor of Borrower.

Equipment Loan and Security Agreement – Beyond Meat

13.2    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
13.3    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
13.4    Entire Agreement; Construction; Amendment and Waivers.
(a)    This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement between Borrower, Agents and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof, including that certain term sheet dated June 6, 2018 issued by Structural Capital Investments II, LP to Borrower.
(b)    This Agreement is the result of negotiations between and has been reviewed by each of Borrower, Agents and Lenders as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, any Agent or any Lender as a result of such provision having been written by such party. Borrower, Agents and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s, Agents’ or Lenders’ actual intentions.
(c)    Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Agents, the Required Lenders and Borrower, provided however, that any amendment to the Commitment or any decrease in the principal amount of any Advance shall also require the written consent of the Lender whose Commitment or principal amount of any Advance is being amended. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 13.4 shall be binding upon Agents, Lenders and Borrower.
13.5    Reliance. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Agents and Lenders, be deemed to be material to and to have been relied upon by Agents and Lenders.
13.6    No Set-Offs by Borrower. All Obligations payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.
13.7    Counterparts. This Agreement and each of the other Loan Documents may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement or any of the other Loan Documents by telecopy or other electronic imaging means (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart.
13.8    Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligation of Borrower to indemnify each Indemnified Person with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against an Indemnified Person have run.
13.9    Reserved.

Equipment Loan and Security Agreement – Beyond Meat

13.10    Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as such Collateral Agent provides Borrower, Lenders and Administrative Agent with written notice of such correction and allows Borrower, Lenders and Administrative Agent at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by Agents, the Required Lenders and Borrower.
13.11    Relationship of Parties. Borrower, Agents and Lenders acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Agents and Lenders, on the other, is, and at all times shall remain solely that of a borrower and lender. Neither Agents nor Lenders shall under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall Agents or any Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Agents and Lenders do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agents or Lenders in connection with such matters is solely for the protection of Agents and Lenders, and neither Borrower nor any Affiliate is entitled to rely thereon.
13.12    Confidentiality. Neither Agents, Lenders nor any of their employees, agents or representatives shall disclose to any third party any Confidential Information that Borrower or any Affiliate of Borrower discloses to it pursuant to the Loan Documents, except that Agent and Lenders (i) may disclose Confidential Information to a third party to the extent required by law, subpoena, civil investigative demand, interrogatories or similar legal process, upon giving Borrower reasonable advance notice of such disclosure if allowed pursuant to applicable law to permit Borrower to seek a protective order or otherwise prevent such disclosure, (ii) may disclose Confidential Information to a potential assignee or transferee of or participant in the Loan Documents or any warrant; provided that the potential assignee, transferee or participant agrees to be bound by substantially similar confidentiality obligations as Agents and Lenders under this Section 13.12, (iii) may disclose Confidential Information to their legal counsel, accountants and other professional advisors provided they are bound by law or contract by the substantially similar confidentiality obligations as Agent or Lender as set forth in this Section, (iv) may disclose Confidential Information to regulatory authorities having jurisdiction over Agents or Lenders or any assignee, transferee or participant, and (v) may disclose Confidential Information in connection with the exercise of its rights and remedies during the continuance of an Event of Default, to the extent Agents or Lenders reasonably deems necessary. For purposes hereof, “Confidential Information” is information that Borrower or an Affiliate of Borrower discloses to Agents or Lenders pursuant to the Loan Documents that is not information which (i) becomes generally available to the public, other than as a result of disclosure by Agents or Lenders, (ii) was available on a non-confidential basis prior to its disclosure to Agents or Lenders by Borrower or such Affiliate, as applicable, (iii) becomes available to Agents or any Lender on a non-confidential basis from a source other the Borrower or such Affiliate, as applicable; provided that neither Agents nor any Lender have actual knowledge that such third party is prohibited from disclosing such information, or (iv) is independently developed by any Agent or any Lender without reference to confidential information provided by Borrower or an Affiliate of Borrower.
13.13    Patriot Act/Freedom Act. Agents and Lenders hereby notify Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act and USA FREEDOM Act, they are required to obtain, verify and record information that identifies Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow them to identify Borrower and its Subsidiaries in accordance with the USA PATRIOT Act and the USA FREEDOM Act.
14.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
14.1    THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER, AGENTS AND LENDERS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA. BORROWER, AGENTS AND LENDERS EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM

Equipment Loan and Security Agreement – Beyond Meat

OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
14.2    IF THE FOREGOING JURY TRIAL WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ., BEFORE A MUTUALLY ACCEPTABLE REFEREE IN SAN MATEO COUNTY SITTING WITHOUT A JURY OR, IF THE PARTIES CANNOT AGREE ON A REFEREE, THEN ONE APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SAN MATEO COUNTY, CALIFORNIA. NOTHING IN THIS SECTION SHALL RESTRICT A PARTY FROM EXERCISING PRE-JUDGMENT REMEDIES OR ITS RIGHTS UNDER THE CODE.

[Signature page follows]

Equipment Loan and Security Agreement – Beyond Meat

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:	Beyond Meat, Inc.

	By:	/s/ Mark Nelson
Name: Mark Nelson
Title: Chief Financial Officer

Equipment Loan and Security Agreement – Beyond Meat

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LENDER(S):	Structural Capital Investments II, LP,
a Delaware limited partnership

	By:	Structural Capital GP II, LLC,
a Delaware limited liability company
its General Partner

	By:	/s/ Kai Tse
	Name:	Kai Tse
	Title:	Managing Member

COLLATERAL AGENT	Ocean II PLO, LLC,
a California limited liability company

	By:	Structural Capital GP II, LLC,
a Delaware limited liability company its General Partnership its manager

	By:	/s/ Kai Tse
	Name:	Kai Tse
	Title:	General Partner

ADMINISTRATIVE AGENT:	Ocean II PLO, LLC,
a California limited liability company

	By:	Structural Capital GP II, LLC,
a Delaware limited partnership
its Manager

	By:	/s/ Kai Tse
	Name:	Kai Tse
	Title:	General Partner

Equipment Loan and Security Agreement – Beyond Meat

List of Schedules and Exhibits

Schedule 2.1	Commitments
Exhibit A	Collateral Description
Exhibit B	Form of Secured Promissory Note
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Compliance Certificate
Exhibit E	Perfection Certificate
Exhibit F	Form of Joinder Agreement

Current Financial Statements

Disclosure Schedules

Equipment Loan and Security Agreement – Beyond Meat

Schedule 2.1
Commitments

Lender Name	Commitment
Structural Capital Investments II, LP	100,000,000.00

Equipment Loan and Security Agreement – Beyond Meat

EXHIBIT A

DEBTOR:	Beyond Meat, Inc.

SECURED PARTY:	OCEAN II PLO, LLC, for itself and as agent for others

COLLATERAL DESCRIPTION ATTACHMENT
TO EQUIPMENT LOAN AND SECURITY AGREEMENT
All of the following property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located (collectively, the “Collateral”):
(a)    all accounts (including health-care-insurance receivables), deposit accounts, securities accounts, Equipment Collateral (including all accessions and additions thereto) and all general intangibles related thereto (including without limitation, Intellectual Property), money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)     any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

Equipment Loan and Security Agreement – Beyond Meat
A-1

EXHIBIT B
FORM OF SECURED PROMISSORY NOTE

Equipment Loan and Security Agreement – Beyond Meat
B-1

EXHBIT B
SECURED PROMISSORY NOTE

THIS SECURED PROMISSORY NOTE (this “Promissory Note”) is made as of ________ ____, 20___, by ____________, ___ , a ________ [corporation/limited liability company] (“Borrower”) in favor of ________________ [lender] (“Lender”) in connection with that certain Equipment Loan and Security Agreement dated as of ________ ____, 20___, by and between Borrower, Lender, Ocean II PLO, LLC, a California limited liability company, as collateral and administrative agent (“Agent”), and the lenders party thereto, as such agreement may be amended or amended and restated from time to time (the “Loan Agreement”).
FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Agent for the benefit of Lender, at 3555 Alameda De Las Pulgas, Suite 205, Menlo Park, California 94025, or such other place as Agent may from time to time designate in writing to Borrower (“Agent’s Office”), the principal sum of $____________ together with interest thereon and all other amounts specified in the Loan Agreement as provided in accordance with the terms hereof and the Loan Agreement.
This Promissory Note is one of the Notes referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof and which are hereby incorporated by reference. All payments due hereunder shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.
Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the Code and any other applicable law. Borrower agrees to make all payments under this Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. No delay or omission by Lender or Agent in exercising or enforcing any of their powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver. This Note shall be binding upon Borrower and upon its successors, assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.
This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. For the avoidance of doubt, it is agreed that (i) this Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction, and (ii) that the Choice of Law and Venue; Jury Trial Waiver provisions of Section 13 of the Loan Agreement are deemed to be incorporated herein, mutatis mutandis.
IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed by a duly authorized officer as of the day and year first above written.

1

BORROWER:

By:
Name:
Title:

2

EXHIBIT C
NOTICE OF BORROWING

,
Ocean II PLO, Inc., Administrative Agent
3555 Alameda De Las Pulgas, Suite 205
Menlo Park, CA 94025
Attn: Kai Tse, Managing Partner
EMAIL: kai@structuralcapital.com
Ladies and Gentlemen:
Reference is made to the Equipment Loan and Security Agreement dated as of September            , 2018, (as it may be amended from time to time, the “Loan Agreement,” the capitalized terms used herein as defined therein), between Ocean II PLO, LLC and Structural Capital Investments II, LP,                       and Beyond Meat, Inc. (the “Company”).
The undersigned is a Responsible Officer of the Company, and hereby requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1.	The amount of the proposed Advance is $ , and should be wired to the Company as follows:
[insert wire instructions].

2.	The Funding Date of the proposed Advance is .

3.
As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all respects as of the date hereof except for such representations and warranties made as of a specific date.

4.
As of the Funding Date, no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Loan Agreement or the making of the proposed Advance.

5.
There has not been any material impairment in the Collateral, Borrower’s general affairs, management, results of operations, financial condition or the prospect for repayment of the Obligations as and when due since the date of the most recent financial statements submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.
Very truly yours,

Equipment Loan and Security Agreement – Beyond Meat
C-1

EXHIBT D
COMPLIANCE CERTIFICATE
VIA EMAIL: kai@structuralcapital.com
[Date]
Ocean II PLO, LLC
3555 Alameda De Las Pulgas, Suite 205
Menlo Park, CA 94025
ATTN: Kai Tse
Re: Beyond Meat, Inc.
Dear Kai:
Reference is made to that certain Equipment Loan and Security Agreement dated September , 2018 entered into as of September , 2018 as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Beyond Meat, Inc., a Delaware corporation (the “Borrower”), Ocean II PLO, LLC, as administrative agent and collateral agent (the “Agent”), the several lenders party thereto from time to time (collectively, the “Lenders”). Capitalized terms used but not defined herein shall have the meaning provided in the Loan Agreement.
The undersigned is an Officer of the Borrower, knowledgeable of all Borrower financial matters, and is authorized to provide certification of information regarding the Borrower. The undersigned hereby certifies on behalf of the Borrower that in accordance with the terms and conditions of the Loan Agreement, the Borrower is in compliance for the period ending                        of all covenants, conditions and terms of the Loan Documents, and hereby reaffirms that except as provided below, all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Documents as to such representations and warranties. Attached are the required documents supporting the above certification, including evidence showing compliance with Section 6.11 of the Loan Agreement. The undersigned further certifies that the attached financial statements are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

Reporting Requirement	Due Date	Check if Included

Monthly Financial Statements	Monthly within 30 days

Quarterly financial Statements	Quarterly within 45 days

Annual Audited Financial Statements	FYE within 180 days

Annual Budget	FYE within 45 days
The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently opened in the name of each Borrower and Subsidiary since the last Compliance Certificate was due, as applicable.

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Holder of Account	Financial Institution	Account Number	Type of Account (deposit/ securities)	Account Name	Last Month Ending Balance

Financial Covenant	Required	Actual	Complies (yes/no)

Minimum Cash (Section 6.11(a))

Please use the following space to list any exceptions with respect to the certifications provided above (the listing on an exception does not excuse non-compliance):

Name:
Title

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EXHIBIT E
PERFECTION CERTIFICATE

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EXHIBIT F
FORM JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [          ], 20[ ], and is entered into by and between                       ., a                   corporation (“Subsidiary”), and Ocean II PLO, LLC (as “Collateral Agent”).
RECITALS
A. Subsidiary’s Affiliate, [                      ] (“Company”) [has entered/desires to enter] into that certain Equipment Loan and Security Agreement dated September          , 2018, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and the Collateral Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;
B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;
AGREEMENT
NOW THEREFORE, Subsidiary and Collateral Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.
By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [      ], (b) neither Agents nor Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that as long as Company satisfies the requirements of Sections 6.3 through 6.5 of the Loan Agreement, Subsidiary shall not have to provide Collateral Agent separate Financial Statements, Compliance Certificates or notices of default and (d) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Section 6.8 of the Loan Agreement.

3.
To the extent that any Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Collateral Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Collateral Agent and Lenders shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

4.
Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

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5.
As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Obligations, Subsidiary grants to Collateral Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

6.	Section 13 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SUBSIDIARY

By:
Name:
Title:

Agent:

Ocean II PLO, LLC,
a California limited liability company

By: Structural Capital Management Company II, LP,
a Delaware limited partnership
its Manager

By:
Name:
Title:	General Partner

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